CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Nations Balanced Assets Portfolio, Nations Aggressive Growth Portfolio (formerly Nations Disciplined Equity Portfolio), Nations International Growth Portfolio, Nations Managed Index Portfolio, Nations SmallCap Index Portfolio (formerly Nations Managed SmallCap Index Portfolio), Nations Marsico Focused Equities Portfolio, Nations Marsico Growth & Income Portfolio and Nations Value Portfolio (each a portfolio of Nations Annuity Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Reports" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
April 26, 2000